UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1101 Third Street South Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

(612) 332-7371
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On Tuesday, February 28, 2006, The Valspar Corporation, a Delaware corporation (the “Company”), completed an exchange offer under which it offered to exchange new 5.100% Notes due 2015 (the “new notes”) for all of its currently outstanding 5.100% Notes due 2015 that were originally issued on July 15, 2005 (the “old notes”). The new notes are governed by an Indenture dated as of July 15, 2005, by and between the Company and The Bank of New York Trust Company, N.A., as Trustee. The exchange offer expired at 10:00 a.m., EDT, on February 28, 2006.

        As of the expiration of the exchange offer, $149,895,000 principal amount of the old notes had been tendered and not withdrawn. Such old notes were accepted for exchange. The Company issued a like amount of new notes as of the closing date. Immediately after the closing of the exchange offer, $105,000 aggregate principal amount at maturity of the old notes remained outstanding.

        A registration statement relating to the exchange of the new notes for the old notes was filed with the SEC and declared effective as of January 26, 2006. The registration statement, prospectus, and other materials related to the exchange offer may be obtained free of charge at the SEC’s website (www.sec.gov). The Bank of New York Trust Company, N.A., served as exchange agent in the exchange offer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Valspar Corporation (Registrant)

Dated: March 7, 2006	By:	/s/ Rolf Engh
Rolf Engh
Executive Vice President, General Counsel and Secretary